Exhibit 23.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Grupo Financiero Galicia S.A. (the "Grupo Galicia") of our report dated February 17, 2004, except for note 1 and 37 as to which the date is June 17, 2004 relating to the financial statements, which appears in the Grupo Galicia's Annual Report on Form 20-F for the year end December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



                                                  Price Waterhouse & Co.


                                                  /s/ Santiago J. Mignone
                                                  ------------------------------
                                                  Santiago J. Mignone
                                                  Partner